Exhibit 99.1

CECO Environmental Corp. Reports Fourth Quarter and Full Year 2016 Results;

Achieved Record Annual Results and Increases Quarterly Dividend by 14%

Fourth Quarter 2016 Highlights*

•	Revenue of $100.0 million, down 1.3%
•	Gross profit of $35.7 million, up 15.9%
•	Gross margin of 35.7%, up 530 basis points
•	GAAP net loss of $ 51.2 million, or $1.49 per share
•	Non-GAAP net income of $12.0 million, or $0.35 per share
•	Adjusted EBITDA of $16.3 million

Full-Year 2016 Highlights*

•	Revenue of $417.0 million, up 13.5%
•	Gross profit of $134.9 million, up 23.6%
•	Gross margin of 32.3%, up 260 basis points
•	GAAP net loss of $38.2 million, or $1.12 per share
•	Non-GAAP net income of $ 33.5 million, or $0.99 per share
•	Adjusted EBITDA of $60.6 million

* All changes are versus the comparable prior-year period.

CINCINNATI, Ohio, March 9, 2017 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global energy, environmental, and industrial technology company, today reported its financial results for the fourth quarter and full year 2016.

CECO’s Interim Chief Executive Officer Dennis Sadlowski commented, “I am very excited to be leading CECO during this transformative stage of its history.  The entire CECO team is keenly focused on customers, innovation and growth. We plan to capitalize on CECO’s deep application knowledge base, asset-light business model and experienced management team. By combining a renewed outside-in focus with customers, along with a strategic refresh, I expect that CECO will be able to generate organic growth and shareholder value. I am also encouraged by CECO’s ongoing operational excellence, which resulted in record gross profit and gross margin. We also continued our focus on reducing debt with an additional $10.1 million debt repayment in the fourth quarter of 2016 resulting in a total debt repayment in 2016 of $49.7 million.”

Mr. Sadlowski continued, “While we anticipate a challenging macroeconomic environment in 2017, I am confident that CECO’s diversity of technologies, end markets and multiple geographies provide the foundation for a strong future. CECO’s business is driven in large part by global GDP and not regulatory requirements. As such, leveraging our large installed base, creating value-added innovations and investing in our world-class original equipment in order to maintain a leading-edge solution for our customers, should facilitate our growth in the future.  The direction and core of our business is fundamentally sound, and we have a committed, talented management team in place to deliver long-term value to our shareholders.  Sharpening our strategy to focus on customers and end markets, will enable the Company to effectively pivot forward into a new phase of growth.”

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FOURTH QUARTER RESULTS

Revenue in the fourth quarter of 2016 was $100.0 million, down 1.3% from $101.3 million in the prior-year period.

Operating loss was $50.4 million for the fourth quarter of 2016, compared with operating loss of $0.3 million in the prior-year period.  Non-GAAP operating income was $14.7 million for the fourth quarter of 2016 (14.7% margin), compared with $10.1 million in the prior-year period (10.0% margin).

Net loss was $51.2 million for the fourth quarter of 2016, compared with net loss of $3.1 million in the prior-year period.  Non-GAAP net income was $12.0 million for the fourth quarter of 2016, compared with non-GAAP net income of $6.0 million in the prior-year period.  Net loss per diluted share was $1.49 for the fourth quarter of 2016, compared with net loss per diluted share of $0.09 in the prior-year period. Non-GAAP net income per diluted share was $0.35 for the fourth quarter of 2016, compared with non-GAAP net income per diluted share of $0.18 for the prior-year period.

A goodwill and intangible asset impairment charge of $57.9 million ($55.3 million on an after-tax basis) was recorded in the fourth quarter of 2016. This non-cash item relates to goodwill and intangibles, primarily with respect to the Met-Pro acquisition that was completed in 2013.

Cash and cash equivalents were $45.8 million and bank debt was $126.4 million as of December 31, 2016, compared with $34.2 million and $181.6 million, respectively, as of December 31, 2015. We repaid $10.1 million of term debt in the fourth quarter of 2016 and $49.7 million in the year ended December 31, 2016.

BACKLOG AND BOOKINGS

Total backlog at December 31, 2016 was $197.0 million compared with $211.2 million on December 31, 2015 and $219.3 million on September 30, 2016.

Bookings were $77.7 million for the fourth quarter of 2016, compared with $100.3 million in the prior-year period.  Bookings were $402.8 million for the full year 2016 as compared with $358.0 million for the prior year.

YEAR-TO-DATE RESULTS

Revenue for the full year 2016 was $417.0 million, compared with $367.4 million in the prior year. Recent acquisitions(1) contributed $60.9 million of incremental revenue in 2016 over 2015.

Operating loss was $25.6 million for full year 2016, compared with operating income of $4.9 million in the prior year.  Non-GAAP operating income was $52.7 million for full year 2016 (12.6% margin), compared with non-GAAP operating income of $42.8 million in the prior year (11.6% margin).

Net loss was $38.2 million for full year 2016, compared with net loss of $5.6 million in the prior year.  Non-GAAP net income was $33.5 million for full year 2016, compared with non-GAAP net income of $28.0 million in the prior year.  Net loss per diluted share was $1.12 for full year 2016, compared with a net loss per diluted share of $0.19 in the prior year. Non-GAAP net income per diluted share was $0.99 for full year 2016, compared with non-GAAP net income per diluted share of $0.97 in the prior year.

QUARTERLY DIVIDENDS

On March 6, 2017, CECO’s Board of Directors approved a quarterly dividend of $0.075 per share, an increase of 13.6% over the previous quarter.  The dividend will be paid on March 31, 2017 to all stockholders of record on close of business on March 17, 2017.  CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

CONFERENCE CALL

A conference call is scheduled for today at 10:00 a.m. ET to discuss the fourth quarter and full year 2016 results. The conference call may be accessed by dialing +1.877.407.3982 (Toll-Free) in the U.S. and Canada or by dialing +1.201.493.6780 for international calls.  A replay will be available from 1:30 p.m. ET on March 9, 2017 until March 23, 2017 at 11:59 p.m. ET. The replay may be accessed by dialing +1.844.512.2921 (Toll-Free) in the U.S. and Canada or by dialing +1.412.317.6671 for international calls and entering passcode 13655852.

The live webcast and slides can also be accessed at https://www.cecoenviro.com/events-calendar.

(1) Acquisitions completed within the past twelve months (PMFG).

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ABOUT CECO ENVIRONMENTAL

CECO is a diversified global provider of leading engineered technologies to the energy, environmental, and industrial segments, targeting specific niche-focused end markets through an attractive asset-light business model, strategically balanced across the world. CECO targets its $5 billion+ of installed base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO’s well respected brands, technologies and solutions have been evolving for well over 50 years to become leading-edge technologies in specific niche global end markets, including natural gas turbine power, mid-stream energy pipeline gas transmission, general industrial manufacturing, refinery & petrochemical engineered cyclones, metals, minerals & mining and water/wastewater. CECO is listed on Nasdaq under the ticker symbol “CECE.” For more information, please visit http://www.cecoenviro.com/.

Contact:

Edward Prajzner, Executive Vice President, Corporate Development

800.333.5475

investor.relations@cecoenviro.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
($ in thousands, except per share data)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$45,824	$34,194
Restricted cash	1,498	5,319
Accounts receivable, net	83,062	97,778
Costs and estimated earnings in excess of billings on uncompleted contracts	38,123	43,175
Inventories, net	21,487	32,509
Prepaid expenses and other current assets	13,560	9,058
Prepaid income taxes	1,590	4,724
Assets held for sale	7,834	1,699
Total current assets	212,978	228,456
Property, plant and equipment, net	27,270	44,981
Goodwill	170,153	220,163
Intangible assets – finite life, net	60,728	74,957
Intangible assets – indefinite life	22,042	26,337
Deferred charges and other assets	5,463	3,925
	$498,634	$598,819
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$8,827	$19,494
Accounts payable and accrued expenses	95,610	99,097
Billings in excess of costs and estimated earnings on uncompleted contracts	35,085	28,000
Note payable	5,300	—
Income taxes payable	1,536	1,582
Total current liabilities	146,358	148,173
Other liabilities	34,864	30,072
Debt, less current portion	114,366	157,834
Deferred income tax liability, net	12,964	17,719
Total liabilities	308,552	353,798
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,300,209 and 34,055,749 shares issued and outstanding in 2016 and 2015, respectively	343	340
Capital in excess of par value	244,878	243,274
Accumulated earnings	(41,741)	5,472
Accumulated other comprehensive loss	(13,042)	(9,577)
	190,438	239,509
Less treasury stock, at cost, 137,920 shares in 2016 and 2015	(356)	(356)
Total CECO shareholders’ equity	190,082	239,153
Noncontrolling interest	—	5,868
Total shareholders’ equity	190,082	245,021
	$498,634	$598,819

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER31,
(dollars in thousands, except per share data)	2016	2015	2016	2015
Net sales	$99,982	$101,246	$417,011	$367,422
Cost of sales	64,315	70,473	282,152	258,251
Gross profit	35,667	30,773	134,859	109,171
Selling and administrative expenses	21,118	21,171	81,743	67,329
Acquisition and integration expenses	—	962	524	7,940
Amortization and earn-out expenses	7,055	5,624	20,231	25,613
Goodwill and intangible asset impairment	57,923	3,340	57,923	3,340
(Loss) income from operations	(50,429)	(324)	(25,562)	4,949
Other income (expense), net	(85)	(625)	310	(2,081)
Interest expense	(1,717)	(2,119)	(7,712)	(5,964)
Loss before income taxes	(52,231)	(3,068)	(32,964)	(3,096)
Income tax (benefit) expense	(1,059)	143	5,290	2,638
Net loss	$(51,172)	$(3,211)	$(38,254)	$(5,734)
Less net loss attributable to noncontrolling interest	$—	$(132)	$(36)	$(132)
Net loss attributable to CECO Environmental Corp.	$(51,172)	$(3,079)	$(38,218)	$(5,602)
Loss per share:
Basic	$(1.49)	$(0.09)	$(1.12)	$(0.19)
Diluted	$(1.49)	$(0.09)	$(1.12)	$(0.19)
Weighted average number of common shares outstanding:
Basic	34,280,940	33,912,163	33,979,549	28,791,662
Diluted	34,280,940	33,912,163	33,979,549	28,791,662

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2016	2015	2016	2015
Gross profit as reported in accordance with GAAP	$35.7	$30.8	$134.9	$109.2
Gross profit margin in accordance with GAAP	35.7%	30.4%	32.3%	29.7%
Inventory valuation adjustment	—	0.5	0.1	0.5
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Non-GAAP gross margin	$35.8	$31.4	$135.6	$110.3
Non-GAAP gross profit margin	35.8%	31.0%	32.5%	30.0%

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2016	2015	2016	2015
Operating income (loss) as reported in accordance with GAAP	$(50.4)	$(0.3)	$(25.6)	$4.9
Operating margin in accordance with GAAP	(50.4)%	(0.3)%	(6.1)%	1.3%
Inventory valuation adjustment	—	0.5	0.1	0.5
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Gain on insurance settlement	—	—	(1.0)	—
Acquisition and integration expenses	—	0.9	0.5	7.9
Amortization and earn-out expenses	7.1	5.6	20.2	25.6
Goodwill and intangible asset impairment	57.9	3.3	57.9	3.3
Non-GAAP operating income	$14.7	$10.1	$52.7	$42.8
Non-GAAP operating margin	14.7%	10.0%	12.6%	11.6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2016	2015	2016	2015
Net loss as reported in accordance with GAAP	$(51.2)	$(3.1)	$(38.2)	$(5.6)
Inventory valuation adjustment	—	0.5	0.1	0.5
Plant, property and equipment valuation adjustment	0.1	0.1	0.6	0.6
Acquisition and integration expenses	—	0.9	0.5	7.9
Amortization and earn-out expenses	7.1	5.6	20.2	25.6
Goodwill and intangible asset impairment	57.9	3.3	57.9	3.3
Gain on insurance settlement	—	—	(1.0)	—
Deferred financing fee adjustment	—	—	—	0.3
Foreign currency remeasurement	1.4	0.7	0.8	2.5
Tax benefit of adjustments	(3.3)	(2.0)	(7.4)	(7.1)
Non-GAAP net income	$12.0	$6.0	$33.5	$28.0
Depreciation	1.1	1.5	4.5	3.5
Non-cash stock compensation	0.6	0.6	2.3	1.9
Other income	(1.3)	(0.1)	(1.1)	(0.4)
Gain on insurance settlement	—	—	1.0	—
Interest expense	1.7	2.1	7.7	5.7
Income tax expense	2.2	2.1	12.7	9.7
Non-GAAP Adjusted EBITDA	$16.3	$12.2	$60.6	$48.4
Loss per share:
Basic	$(1.49)	$(0.09)	$(1.12)	$(0.19)
Diluted	$(1.49)	$(0.09)	$(1.12)	$(0.19)
Non-GAAP net income per share:
Basic	$0.35	$0.18	$0.99	$0.97
Diluted	$0.35	$0.18	$0.99	$0.97

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, free cash flow and adjusted net free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to property, plant equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, intangible asset impairment, legal reserves, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, free cash flow and adjusted net free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titles measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, free cash flow and adjusted net free cash flow stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.  Free cash flow and adjusted net free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures since they do not take into account debt service requirements or other non-discretionary expenditures that are not deducted from these measures.

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SAFE HARBOR

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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